Exhibit 21.1

INTELLIGENT SYSTEMS CORPORATION

LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2017

Subsidiary Name	State / Country of Organization

CoreCard Software, Inc. CoreCard SRL ISC Software Pvt. Ltd.	Delaware Romania India